                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-59675 and No. 333-71069) of PerkinElmer, Inc. and in the related Prospectus of our report dated March 10, 2000, except for the last paragraph of Note 16, as to which the date is June 12, 2000, with respect to the consolidated financial statements of NEN Life Sciences, Inc. for the period July 1, 1997 through December 31, 1997 and the years ended December 31, 1998 and 1999, included in this Current Report (Form 8-K).

We also consent to the incorporation by reference of our report described above in the following Registration Statements of PerkinElmer, Inc.: Form S-8 No. 2-98168, No. 33-36082, No. 33-35379, No. 33-49898, No. 33-57606, No. 33-54785,
No. 33-62805, No. 333-08811, No. 333-32059, No. 333-32463, No. 333-50953,
No. 33-56921, No. 333-58517, No. 333-61615, No. 333-65367, No. 333-69115,
No. 333-70977, No. 333-81759, and No. 333-30150.


/s/ Ernst & Young LLP
-------------------------
Ernst & Young LLP

July 27, 2000
Boston, Massachusetts